MEDITRUST CORPORATION SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, Meditrust Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Joint Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Commonwealth of Massachusetts, as of March 17, 1998.

                              MEDITRUST CORPORATION



                              By: /s/ David F. Benson
                                  -----------------------------------
                                  Name:  David F. Benson
                                  Title: Director, President and Treasurer


                                POWER OF ATTORNEY

                  Each person whose signature appears below constitutes and appoints David F. Benson and Michael S. Benjamin his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Joint Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Joint Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                               Title                          Date
---------                               -----                          ----
  /s/ Abraham D. Gosman         Chairman of the Board              March 17, 1998
-------------------------
Abraham D. Gosman





  /s/ David F. Benson           Director, President               March 17, 1998
--------------------------       and Treasurer
David F. Benson                  (Principal Executive Officer)



  /s/ Laurie T. Gerber          Chief Financial Officer           March 17, 1998
--------------------------       (Principal Financial and
Laurie T. Gerber                 Accounting Officer)


  /s/ Donald J. Amaral          Director                          March 17, 1998
--------------------------
Donald J. Amaral

 /s/ William C. Baker
--------------------------      Director                          March 17, 1998
William C. Baker


  /s/ Edward W. Brooke          Director                          March 17, 1998
--------------------------
Edward W. Brooke


/s/ C. Gerald Goldsmith         Director                          March 17, 1998
--------------------------
C. Gerald Goldsmith

 /s/ J. Terrence Lanni
--------------------------      Director                          March 17, 1998
J. Terrence Lanni


/s/ Phillip L. Lowe             Director                          March 17, 1998
--------------------------
Phillip L. Lowe


  /s/ Thomas J. Magovern        Director                          March 17, 1998
--------------------------
Thomas J. Magovern


  /s/ Gerald Tsai, Jr.          Director                          March 17, 1998
--------------------------
Gerald Tsai, Jr.